EXHIBIT 99
June 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read and agree with the comments in Part III of Form 12b-25 dated June 20, 2002 of the Vectren Corporation Retirement Savings Plan.

Sincerely,


/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP